RESTATED AMENDMENT
                  TO THE LINE OF CREDIT DATED DECEMBER 27, 2004

     THIS RESTATED AMENDMENT TO A SECURED LINE OF CREDIT ("Amendment") is made and entered into effective as of the 1st day of June 1, 2005, by and between Dynasig Corporation, an Arizona corporation with a place of business at 14647 S. 50th Street, Suite 130, Phoenix, Arizona 85044 ("Borrower"), Dynamic Biometric Systems, Inc., which wholly owns the Borrower (the "Parent") and Visitalk Capital Corporation, an Arizona corporation, with a place of business at 14647
S. 50th Street, Suite 130, Phoenix, Arizona 85044 ("Lender"). Borrower, Parent and Lender together are referred to as the "Parties."

                                    RECITALS

     A. WHEREAS, Maker and Lender entered into a secured line of credit on December 27, 2004 (the "LOC").

     B. WHEREAS, on June 1, 2005, the Parties amended the LOC to significantly increase the amount of the funds available to the Borrower but also intended to amend the LOC to allow for conversion rights and other equity protection rights.

     C. WHEREAS, the original amendment as executed contained an oversight since it failed to include the terms the Parties had agreed to regarding conversion of notes issued under the LOC and other equity protection rights.

     D. WHEREAS, the Lender is a wholly owned subsidiary of the Parent and the Parent has authorized a series of preferred stock designated as Series A Preferred Stock (the "Series A Shares").

     E. WHEREAS, the Certificate of Designation setting forth the terms of the Series A Shares is attached hereto as Exhibit A (the "Certificate").

     F. WHEREAS, the Series A Shares have an initial liquidation value of $1.00 per share.

     G. WHEREAS, all terms used herein, unless otherwise defined, have the same meanings as in the Certificate and in the LOC.

                                   AGREEMENTS

NOW THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

                ARTICLE I - INCREASE IN THE LINE OF CREDIT AMOUNT

For purposes of this Amendment, the terms used herein shall have the same meaning as in the LOC except as defined below:

1.1. Borrower and Lender agree that the line of Credit Amount referenced in Section Two of the LOC shall be increased from $100,000 to $350,000.

     1.2. Section 8, paragraph 14 of the LOC Agreement and Section 12 of the Security Agreement entered into contemporaneously with the LOC (the "Security Agreement") regarding assignments shall both be modified to allow the Lender or the Secured Party, as the case may be, to assign any of the Notes issued in accordance with the LOC or the Secured Party's rights under the Security Agreement.

                 ARTICLE II - CONVERSION AND OTHER EQUITY RIGHTS

2.1 Voluntary Conversion. At any time prior to a Note Due Date, but not thereafter, Note Holders shall have the right to convert the principal and outstanding interest on the Notes into Series A Shares in accordance with the following sections of this Article II.

2.2 Conversion Ratio. Upon conversion of the Notes, Note Holders shall receive the number of Shares equal to the even dollar amount of the Notes and any accrued and unpaid interest the outstanding.

2.3 Mechanics of Conversion. Each Note Holder who converts Notes into Series A Shares shall surrender such Notes along with a conversion request. Thereupon, the Parent shall promptly issue and deliver by overnight delivery to such Note Holder a certificate or certificates for the number of Series A Shares to which such Note Holder is entitled. Upon the surrender of any Note, the Note Holder may elect through a written notice to have any unpaid interest paid in cash within 5 days of surrender of such Note.

2.4 Fractional Shares. Any fractional Shares to be issued upon the conversion of the Notes shall be rounded up to the next whole share of Series A Preferred stock.

2.5 Anti-Dilution Adjustments. The Conversion Price of the Series A Shares into the Parent's common stock (the "Common Stock") is specified in the Certificate.

(a) Adjustment rights. In the event the Parent at any time or from time to time prior to the exercise of the conversion rights of all the Notes makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Parent other than shares of Common Stock or Common Stock Equivalents, then and in each such event provision shall be made so that the Note Holders shall receive upon exercise of their conversion rights, in addition to the number of Series A Preferred Shares, shares of Common Stock receivable thereupon, the amount of securities which such Holders would have received had they exercised their conversion rights prior to such effective record date.

(b) Notices of Adjustment. Whenever the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Parent shall prepare and deliver forthwith to the Note Holders a certificate signed by (i) its Chief Executive Officer and President; and (ii) any Vice President, Treasurer or Secretary. Such certificate shall set forth the adjusted number of Common Shares purchasable upon the conversion of the Series A Shares and the Conversion Price of such Series A Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(c) Cash Dividends. No adjustment in respect of any cash dividends paid shall be made while the Notes are outstanding. However, the Note Holder's shall receive a written notice of such declaration of such dividend payable at least 20 days prior to the Record Date. The Note Holders have the right to elect to convert before the Record Date and thereby receive such Cash Dividend.

(d) Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Parent with or into another corporation (other than merger with a subsidiary in which the Parent is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon the conversion of the Series A Shares) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Parent as an entirety or substantially as an entirety, the Parent shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute an agreement granting all Holders the right thereafter to convert the Notes into the kind and amount of shares, and other securities and property which the Note Holder would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had the conversion right been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock, and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Parent other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article. The provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

2.6     Right of First Refusal

(a) Rights. Excluding (i) a firmly underwritten stock offering with proceeds exceeding $10,000,000; or (ii) the issuance of shares of Common Stock upon the exercise of the series A through F warrants; or (iii) shares issued under a qualified employee stock ownership plan; each Note Holder shall be given the right to purchase such Note Holder's pro rata portion of any equity securities offered by the Parent other than Common Stock shares issued in a merger or in connection with obtaining a lease line, line of credit or a similar financing transaction) on the same terms and conditions as the Parent offers such securities to other potential investors. The pro rata portion to which each Note Holder is entitled shall be calculated based upon such Note Holder's percentage of ownership of the Parent's outstanding Common Stock assuming conversion of all outstanding convertible securities and of the Notes. In the event the Parent voluntarily reduces the Exercise Price of the A through F Warrants, then upon exercise of such the Holders shall have the right to acquire Common Shares at an identical price. Such Common Shares will not be registered.

(b) Notice and Exercise of Rights. Holders shall receive written notice upon the actual issuance of the shares issued giving rise to the rights in this Section. Holders shall have 20 days after the date of such notice to notify the Parent of their election to acquire the Note Holders' pro rata portion of any such equity securities and pay any required purchase amount.


                           ARTICLE III - MISCELLANEOUS

3.1 Controlling Law. This Amendment and all questions relating to its validity, interpretation, performance and enforcement will be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Arizona, notwithstanding any other conflict of law rules to the contrary. The parties hereto hereby agree that any action brought by any party hereto against the other party hereto in connection with any rights or Post-Petition Claims arising out of this Amendment or any transaction contemplated hereby will be instituted properly in a federal or state court of competent jurisdiction with venue only in the County of Maricopa, State of Arizona, or in the Federal District for Arizona. The Parties each hereby agree to submit personally to the jurisdiction of a court of competent subject matter jurisdiction located in such County or Federal District.

3.2 Equitable Remedies. The parties hereto hereby agree that the remedies at law may be inadequate to protect against an Event of Default, and therefore, the parties hereto hereby agree and consent to the granting of injunctive relief or other forms of equitable relief by a court of competent jurisdiction or a similar judicial body, whether temporary, preliminary or final, whether or not actual damages can be shown.

3.3 Assignment. This Amendment may be assigned by the Note Holders, in whole or in part, without the express prior written consent of the other Borrower or the Parent. The Borrower or the Parent may not assign their obligations hereunder without consent, except that this Section is in no way intended to impede any merger or acquisition of either the Parent or the Borrower.

3.4 Notices. Unless otherwise specifically stated herein, all notices, payments, requests, demands and other communications required or permitted under this Amendment will be in writing and will be deemed to have been duly given, made and received when delivered against receipt, or 24 hours after being sent by fax or 72 hours after being sent by registered or certified mail, postage prepaid.

3.5 Terms. Words not otherwise expressly defined herein will have their everyday meaning; provided, however, no meaning will be given to a word that is inconsistent with the intent of the parties hereto.

3.6 Entire Amendment. This Amendment contains the entire understanding and agreements between the parties hereto with respect to the secured liabilities in question and supersedes all prior amendments or understandings, written or oral, between the parties hereto with respect to the secured liabilities except as specified in the LOC and the Security Agreement and the related Notes issued there under. This Amendment may not be modified or amended except by a written instrument signed by the parties hereto.

3.7 Provisions Severable. The provisions of this Amendment are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Amendment is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.

3.8 Construction. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Amendment and that this Amendment has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Amendment. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

3.9 Advice of Counsel. Each Party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Amendment, as well as the advisability and propriety thereof. Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

3.10 Attorney Fees. In the event of any claim or controversy between the parties hereto relating to this Amendment, or the breach of this Amendment, and action by one party hereto is taken against the other party, the prevailing party in such action will be entitled to recover from the other party its expenses, including reasonable attorneys fees, incurred in taking or defending such action.

3.11 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits referred to in this Amendment shall be construed with and are an integral part of this Amendment to the same extent as if the same had been set forth verbatim herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.


DynaSig Corporation ("Borrower")          Visitalk Capital Corporation dba
                                             Aztore Capital ("Lender")


__/s/ Richard C. Kim_____________          __/s/ Lanny R. Lang_____________
  ------------------                         -----------------
By:  Richard C. Kim                       By:  Lanny R. Lang
Its:   President                          Its:  Secretary and Treasurer

Date:  _12/30/05_________________         Date:  _12/30/05_________________
        --------                                  --------


Dynamic Biometric Systems, Inc.
("Parent")

__/s/ Richard C. Kim_____________
  ------------------
By:  Richard C. Kim
Its:   President

Date:  _12/30/05_________________
        --------